Exhibit 10.80
DISTRIBUTION OPTION AGREEMENT
AMONG
THOMAS PROPERTIES GROUP, L.P.,
A MARYLAND LIMITED PARTNERSHIP,
AND
CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM,
A PUBLIC ENTITY
AND
TPG/CALSTRS, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

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Exhibits and Schedules
Exhibits
Exhibit A    Form of Assignment and Assumption of Membership Interest
Exhibit B    Form of Operating Agreement Amendment
Exhibit C    Form of Certificate of Non-Foreign Status
Schedules
Schedule 7.4.7    Leasing Costs as of July 1, 2013

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DISTRIBUTION OPTION AGREEMENT
This Distribution Option Agreement (this “Agreement”) is made and entered into as of July 16, 2013 (the “Effective Date”), by and among THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership (“TPG”), CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“CalSTRS”), and TPG/CalSTRS, LLC, a Delaware limited liability company (the “Company”).
Recitals
This Agreement is made with reference to the following facts:
A.    TPG and CalSTRS are the sole members of the Company and are parties to that certain Second Amended and Restated Operating Agreement of the Company, dated as of October 13, 2004, as amended by that certain First Amendment to Second Amended and Restated Operating Agreement, dated as of June 8, 2006, that certain Second Amendment to Second Amended and Restated Operating Agreement, dated as of May 25, 2007, that certain Third Amendment to Second Amended and Restated Operating Agreement, dated as of February 1, 2008, that certain Fourth Amendment to Second Amended and Restated Operating Agreement, dated as of November 5, 2008, that certain Fifth Amendment to Second Amended and Restated Operating Agreement, dated as of October 30, 2009, that certain Amended and Restated Sixth Amendment to Second Amended and Restated Operating Agreement, dated as of February 19, 2010, that certain Seventh Amendment to Second Amended and Restated Operating Agreement, dated as of May 6, 2010, that certain Eighth Amendment to Second Amended and Restated Operating Agreement, dated as of July 6, 2010, that certain Ninth Amendment to Second Amended and Restated Operating Agreement, dated as of October 19, 2010, and that certain Tenth Amendment to Second Amended and Restated Operating Agreement, dated as of August 15, 2012 (collectively, the “Company Operating Agreement”). Capitalized terms not defined in this Agreement shall the meanings given such terms in the Company Operating Agreement.
B.    The Company owns one hundred percent (100%) of the ownership interests (the “CNP Equity Interests”) in TPGA, LLC, a Delaware limited liability company (“TPGA”). TPGA indirectly owns 515/555 Flower Associates, LLC, a Delaware limited liability company (“CNP Owner”). CNP Owner owns that certain real property and improvements located at 505, 515, 525 and 555 Flower Street, together with an offsite parking structure located at 400 Flower Street, Los Angeles, California (collectively, “City National Plaza”).
C.    TPG, CalSTRS and the Company are parties to that certain Redemption and Liquidation Option Agreement of even date herewith (the “RL Option Agreement”), pursuant to which TPG is granted the options, in the alternative, (i) to cause the Company to redeem CalSTRS’

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interest in the Company, or (ii) to cause the Company to liquidate by distribution of all its assets to the members of the Company (including distribution of the CNP Equity Interests to CalSTRS), in each case pursuant to the terms and conditions set forth in the RL Option Agreement.
D.    CalSTRS has informed the Company and TPG that it intends to solicit and accept an offer from a prospective third party purchaser that is not affiliated with CalSTRS (a “Third Party Purchaser”), to purchase City National Plaza from CalSTRS or CNP Owner immediately following CalSTRS’ receipt of the CNP Equity Interests pursuant to the RL Option Agreement or this Agreement, and CalSTRS may enter into or, following the distribution of the CNP Equity Interests to CalSTRS, may cause CNP Owner to enter into a binding agreement for the sale of City National Plaza with the Third Party Purchaser (a “CNP Third Party PSA”), pursuant to the terms and conditions of the RL Option Agreement.
E.    TPG, CalSTRS, and the Company desire to enter into this Agreement to, among other things, grant to CalSTRS the option to redeem a portion of its membership interest in the Company by causing the Company to distribute in kind to CalSTRS the CNP Equity Interests, pursuant to the terms and conditions set forth herein.

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ARTICLE 1
DISTRIBUTION OPTION
1.1    Grant of Distribution Option. TPG and the Company hereby grant to CalSTRS a one-time option (the “Distribution Option”), exercisable only during the Distribution Option Term described in Section 1.2 hereof, and on the terms and conditions set forth in this Agreement, to redeem a portion of CalSTRS’ membership interest in the Company by causing the Company to distribute in kind to CalSTRS the CNP Equity Interests.
1.2    Distribution Option Term. The term of the Distribution Option (the “Distribution Option Term”) shall commence on August 1, 2013 and expire at 5:00 pm Pacific Time on December 1, 2013.
1.3    Exercise of Distribution Option. Provided that TPG has not exercised the “Redemption Option” or the “Liquidation Option” (as such terms are defined in, and in accordance with, the RL Option Agreement), or if the RL Option Agreement has otherwise terminated (other than as a result of a default by CalSTRS), the Distribution Option may be exercised by CalSTRS giving written notice to TPG of its intent to exercise the Distribution Option in compliance with the requirements of this Section 1.3 (the “Distribution Exercise Notice”). The Distribution Exercise Notice must be given prior to the expiration of the Distribution Option Term and shall be signed by CalSTRS or its counsel. If CalSTRS does not give the Distribution Exercise Notice in accordance with this Section 1.3 within the Distribution Option Term, the Distribution Option shall expire and this Agreement shall automatically terminate and be of no further force or effect.
1.4    Distribution Transactions. Upon the exercise of the Distribution Option in accordance with Section 1.3, this Agreement shall constitute a binding agreement between CalSTRS and TPG to redeem a portion of its membership interest in the Company by causing the Company to distribute in kind to CalSTRS the CNP Equity Interests on the terms and subject to the conditions set forth herein. Effective upon the Closing, (a) TPG shall cause the Company to distribute in kind to CalSTRS the CNP Equity Interests, and (b) the Percentage Interests of TPG and CalSTRS in the Company shall be adjusted in accordance with Section 3.2. The transactions described in this Section 1.4 are collectively referred to herein as the “Distribution Transactions.”
ARTICLE 2
EXISTING LOANS

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2.1    Subject to Existing Loans. The Distribution Transactions are intended to be completed without any change in the existing loans owing by the CNP Owner and its direct and indirect subsidiaries (collectively, the “Existing Loans”) and the deeds of trust, security agreements, pledges and other documents and instruments evidencing or securing the Existing Loans (collectively, the “Existing Loan Documents”). The Existing Loans include that certain unsecured loan made by Kings Capital Portfolio No. 9 LLC and Kenneth A. Picerne as Trustee of The Kenneth A. Picerne Trust Dated June 4, 1999, to a subsidiary of TPGA, which has an outstanding balance of $500,000. After the Closing, the CNP Owner and such subsidiaries bound by the Existing Loan Documents shall remain liable to the lenders under the Existing Loan Documents (the “Existing Lenders”) in accordance with their respective terms, and City National Plaza shall remain subject to the liens securing the Existing Loans to the extent set forth therein.
2.2    Release of Company. Notwithstanding Section 2.1, CalSTRS shall use its commercially reasonable efforts (and TPG shall cooperate with such efforts without cost or expense or creating any additional liability or obligations), including by providing a replacement guarantor, to cause the Company to be released from all guaranties, indemnities and personal liabilities in connection with the Existing Loans.
2.3    Lender Consents to Transactions. The parties acknowledge that the Distribution Transactions, including without limitation, the withdrawal of CalSTRS as an investor in or member of, directly or indirectly, the CNP Owner, may require the consent or approval of lenders or loan servicers in order to avoid a breach or default under the Existing Loan Documents (collectively, the “Lender Consents”). TPG and the Company shall use their commercially reasonable efforts to obtain the Lender Consents prior to the Closing Date, and CalSTRS shall cooperate with TPG and the Company, without cost or expense or creating any additional liability or obligations, in obtaining such Lender Consents.
ARTICLE 3
DEPOSIT; ADJUSTMENT OF INTERESTS
3.1    Deposit. Pursuant to the RL Option Agreement, TPG has deposited in the “Escrow Account” established by “Escrow Holder” (as such terms are defined in the RL Option Agreement), in cash or other immediately available funds, the sum of Five Million Dollars ($5,000,000), which funds shall constitute a deposit by TPG under this Agreement (the “Deposit”). The Escrow Holder shall hold the Deposit or any portion thereof in the Escrow Account, in accordance with the terms and conditions of this Agreement and a customary separate escrow agreement to be entered into among Escrow Holder, TPG, CalSTRS and the Company, provided that such separate agreement shall not be inconsistent with this Agreement. All interest on such sum shall be deemed income of

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TPG, and TPG shall be responsible for the payment of all costs and fees imposed on the Escrow Account. Nevertheless, all interest accrued on such sum shall be held and disbursed with, and deemed to be a part of, the “Deposit” for all purposes of this Agreement. At the Closing, the Deposit and all interest accrued thereon shall be refunded to TPG. The Deposit is nonrefundable to TPG in the event the Closing does not occur for any reason except as expressly provided in Section 6.1 or Section 9.2.
3.2    Adjustment of Interests. The parties acknowledge and agree that the fair market value of TPG's interest in the Company with respect to the CNP Equity Interests is equal to Forty Million Eight Hundred Thirty Eight Thousand Four Hundred Thirty Eight Dollars ($40,838,438), subject to adjustment pursuant to Section 7.4 (as so adjusted, the “TPG CNP Value”). Accordingly, at the Closing the Percentage Interests of TPG and CalSTRS in the Company shall be adjusted as set forth in the Operating Agreement Amendment (as defined herein).
ARTICLE 4
AS IS, WHERE IS
4.1    As Is, Where Is.
4.1.1    Except for those representations and warranties expressly provided in this Agreement or in any closing document or instrument executed by TPG, CalSTRS or the Company pursuant to Sections 5.1, 5.2 or 5.3 of this Agreement (collectively, the “Express Representations”), neither TPG, CalSTRS, the Company nor any of the CNP Owner does, and neither TPG, CalSTRS, the Company nor any of the CNP Owner shall, by execution and delivery of this Agreement or by the execution and delivery of any document or instrument executed and delivered in connection with Closing, make any representation or warranty, express or implied, of any kind or nature whatsoever, with respect to TPG, CalSTRS, the Company, the CNP Equity Interests, the CNP Owner or City National Plaza, and all such warranties are hereby disclaimed.
4.1.2    Without limiting the generality of the foregoing, other than the Express Representations, neither TPG, the Company nor the CNP Owner makes, or shall make, any express or implied warranty as to matters of title, zoning, acreage, tax consequences, actual or projected revenue and expenses, physical or environmental condition (including, without limitation, laws, rules, regulations, orders and requirements pertaining to the use, handling, generation, treatment, storage or disposal of any toxic or hazardous waste or toxic, hazardous or regulated substance), valuation, governmental permits and approvals, covenants, conditions and restrictions of record applicable to City National Plaza and compliance therewith, compliance with laws, ordinances, rules, building codes, zoning proffers, and other governmental regulations, the quantity, quality or condition of any personal property and fixtures, any ground leases relating to City National Plaza,

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any leases, licenses or occupancy agreements (“Leases”) relating to City National Plaza, any management agreements, service agreements, equipment leases or other contracts, including, without limitation, management, maintenance, construction, commission, architectural, supply or service contracts (“Contracts”) relating to City National Plaza, the use or occupancy of City National Plaza, whether the entering by TPG, CalSTRS or the Company into this Agreement or the consummation of the transaction contemplated by this Agreement is or may become a breach or event of default under any of the Existing Loan Documents, or any other matter or thing relating to or affecting City National Plaza (collectively, the “Disclaimed Matters”).
4.1.3    Notwithstanding anything to the contrary set forth in this Agreement, but subject to the Express Representations, (i) beneficial ownership interest in City National Plaza (indirectly, through the Distribution Transactions), including without limitation the roofs, all structural components, all heating, ventilating, air conditioning, mechanical, plumbing, and electrical systems, fire and life safety and all other parts of the buildings constituting a portion of City National Plaza and (ii)  the CNP Equity Interests shall be transferred to CalSTRS and such transferee shall accept same, in their “AS IS” “WHERE IS” condition on the Closing Date, “WITH ALL FAULTS” and “SUBJECT TO ALL DEFECTS”, and subject to all matters of public record, Contracts and Leases existing on the Closing Date. CalSTRS acknowledges that TPG’s willingness to effect the Distribution Transactions has been induced, in part, by the agreement of CalSTRS to accept, subject to the Express Representations, the CNP Equity Interests and indirectly, City National Plaza, in such “AS IS” “WHERE IS” condition. CalSTRS hereby acknowledges, represents and warrants that in executing, delivering and performing this Agreement, CalSTRS (i) has not and does not rely upon any statement, information or representation to whomsoever made or given, whether by the Company, TPG or others, and whether directly or indirectly, verbally or in writing, made by any person or entity, except for the Express Representations, (ii) has relied solely on its own independent investigation, inspection, analysis, appraisal, examination and evaluation of the facts and circumstances, (iii) agrees to assume the risk that adverse matters, including but not limited to construction or mechanical defects and adverse physical and environmental conditions, may not have been revealed by its investigation of City National Plaza, (iv) agrees that neither the Company nor TPG has any obligation to remedy or cause compliance with any violation of any federal, state, county, or municipal laws, ordinances, orders, rules, regulations, requirements, or recorded covenants or restrictions affecting City National Plaza, (v) is not in a disparate bargaining position with respect to TPG in connection with the transaction contemplated hereby, (vi) freely and fairly agree to the waivers and conditions of this Section 4.1 as part of the negotiations of this Agreement, and (vii) has been represented by adequate legal counsel in connection herewith and have conferred with such legal counsel concerning the waivers and other conditions of this Section 4.1.
4.1.4    Without in any way limiting any provision of this Section 4.1, CalSTRS specifically acknowledges and agrees, for itself and any of its assigns pursuant to Article 12 and their affiliates, that except with respect to the Express Representations and the obligations of TPG

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and the Company set forth in this Agreement, and except to the extent necessary to pursue any claim against any third party, effective upon the Closing, CalSTRS hereby waives, releases and discharges any claim it has, might have had or may have against any other party, and its respective affiliates or any direct or indirect partner, member, trustee, beneficiary, director, shareholder, officer, attorney, employee, agent, contractor, representative or broker of any of the foregoing, and any of its heirs, successors, personal representatives, devisees, and assigns, with respect to (i) the Disclaimed Matters, (ii) the condition of City National Plaza as of the Closing Date, (iii) the past, present or future condition or compliance of City National Plaza with regard to any environmental protection, pollution control or land use laws, rules, regulations, orders or requirements, including, without limitation, CERCLA (as defined herein), or (iv) any other state of facts that exists with respect to the CNP Equity Interests or City National Plaza. In furtherance of this intention, each of CalSTRS hereby expressly waives any and all rights and benefits conferred upon it by the provisions of California Civil Code Section 1542, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
CalSTRS acknowledges that the foregoing acknowledgments, releases and waivers including without limitation the waiver of the provisions of California Civil Code Section 1542 were expressly bargained for. The waiver, release and discharge set forth in this Section 4.1.4 shall survive the Closing or any termination of this Agreement.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
5.1    TPG Representations and Warranties. TPG represents and warrants to the other parties hereto with respect to TPG as follows, which representations shall be true and correct in all material respects on the Closing Date:
5.1.1    Organization. TPG is duly formed, validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to conduct its business as presently conducted.
5.1.2    Authority/Consent. TPG possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents

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and applicable law, to consummate the transactions contemplated in this Agreement. No consent, approval, clearance, waiver, order, permit, license or authorization of, or filing, recording or registration with, or exemption by, any governmental authority or any other third party that has not been obtained is required in connection with execution, delivery or performance of this Agreement by TPG, subject to (i) obtaining the Lender Consents, and (ii) required filings with the Securities and Exchange Commission.
5.1.3    No Conflicts. The execution and delivery of this Agreement by TPG and all the documents executed by TPG or its affiliates in connection with the transactions contemplated hereby that are to be delivered to CalSTRS, and the consummation by TPG of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which TPG is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of TPG, or, subject to obtaining the Lender Consents, any other agreement or instrument to which TPG is a party or by which TPG may be bound.
5.1.4    Prohibited Transaction. Neither TPG, nor any partner in TPG, nor any person or entity with actual authority to direct the actions of any partner of TPG, nor any other person or entity holding any legal or beneficial interest whatsoever in TPG (except that no representation is made with respect to any shareholder of publicly traded shares in Thomas Properties Group, Inc.) (i) are named on any list of persons and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Properties and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the Effective Date, or any similar list known to TPG or publicly issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), (ii) are included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in the OFAC Lists. TPG is currently in compliance with, and shall at all times during the term of this Agreement remain in compliance with, the regulations of OFAC and any statute, executive order (including Executive Order 13224), and any regulation relating thereto.
5.1.5    Foreign Person. TPG is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

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5.2    CalSTRS Representations and Warranties. CalSTRS represents and warrants to the other parties hereto respect to CalSTRS as follows, which representations shall be true and correct in all material respects on the Closing Date:
5.2.1    Organization. CalSTRS is the State Teachers’ Retirement System established pursuant to Title I, Division 1, Parts 13 and 14 of the California Education Code, Sections 22000, et seq., as amended. California Education Code Section 22001 and California Government Code Section 12804 provide that CalSTRS is a unit of the State and Consumer Services Agency. California Government Code Section 12800 provides that the State and Consumer Services Agency is an agency in the government of the State of California.
5.2.2    Authority/Consent. CalSTRS possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated in this Agreement. No consent, approval, clearance, waiver, order, permit, license or authorization of, or filing, recording or registration with, or exemption by, any governmental authority or any other third party that has not been obtained is required in connection with execution, delivery or performance of this Agreement by CalSTRS, subject to obtaining the Lender Consents.
5.2.3    No Conflicts. The execution and delivery of this Agreement by CalSTRS and all the documents executed by CalSTRS or its affiliates in connection with the transactions contemplated hereby that are to be delivered to the Company, and the consummation by CalSTRS of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which CalSTRS is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of CalSTRS, or other agreement or instrument to which CalSTRS is a party or by which CalSTRS may be bound, subject to obtaining the Lender Consents.
5.2.4    Prohibited Transaction. CalSTRS (i) is not named on any list of persons and governments issued by OFAC pursuant to Executive Order 13224 as in effect on the Effective Date, or any OFAC List, (ii) is not included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has not knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in the OFAC Lists. CalSTRS is currently in compliance with, and shall at all times during the term of this Agreement remain in compliance

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with, the regulations of OFAC and any statute, executive order (including Executive Order 13224), and any regulation relating thereto.
5.2.5    Foreign Person. CalSTRS is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.
5.3    Company Representations and Warranties. The Company represents and warrants to the other parties hereto with respect to the Company as follows, which representations shall be true and correct in all material respects on the Closing Date:
5.3.1    Organization. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as presently conducted.
5.3.2    Authority/Consent. The Company possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated in this Agreement. No consent, approval, clearance, waiver, order, permit, license or authorization of, or filing, recording or registration with, or exemption by, any governmental authority or any other third party that has not been obtained is required in connection with execution, delivery or performance of this Agreement by the Company, subject to obtaining the Lender Consents.
5.3.3    No Conflicts. The execution and delivery of this Agreement by the Company and all the documents executed by the Company or its affiliates in connection with the transactions contemplated hereby that are to be delivered to CalSTRS, and the consummation by the Company of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which the Company is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of the Company, or, subject to obtaining the Lender Consents, any other agreement or instrument to which the Company is a party or by which the Company may be bound.
5.3.4    Prohibited Transaction. Neither the Company, nor any member of the Company (excluding CalSTRS), nor any person or entity with actual authority to direct the actions of any member, partner or shareholder of the Company (excluding CalSTRS), nor any other person or entity holding any legal or beneficial interest (excluding CalSTRS and the retirants or beneficiaries of CalSTRS and excluding any public shareholders of Thomas Properties Group, Inc.) whatsoever in the Company (i) are named on any list of persons and governments issued OFAC pursuant to Executive Order 13224, as in effect on the Effective Date, or any OFAC List, (ii) are included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance,

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support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in the OFAC Lists. the Company is currently in compliance with, and shall at all times during the term of this Agreement remain in compliance with, the regulations of OFAC and any statute, executive order (including Executive Order 13224), and any regulation relating thereto.
5.3.5    Foreign Person. Neither the Company nor the CNP Owner (or in the case of the Company or the CNP Owner which is a disregarded entity for U.S. Federal Income Tax purposes, the Company’ or such CNP Owner’ regarded parent) is a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.
5.4    Survival. All of the representations and warranties of the parties hereto set forth in this Article 5 shall survive the Closing.
5.5    Limitations. The parties hereto are experienced in and knowledgeable about the ownership, management, leasing and purchase of commercial real estate and office properties, and each of them has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to City National Plaza, its tax or legal status, condition, value and potential. The parties hereto agree that, notwithstanding the fact that they have received certain information from another party hereto or its agents or consultants, they have relied solely upon and will continue to rely solely upon their own analysis and will not rely on any information provided by another party hereto or its agents or consultants, except solely for the Express Representations.
ARTICLE 6
CONDITIONS PRECEDENT TO CLOSING
6.1    Conditions Precedent to TPG and Company Obligations to Close. Provided that CalSTRS has validly exercised the Distribution Option, the obligations of TPG and the Company to consummate the Distribution Transactions are subject to satisfaction on or before the Closing Date of the following conditions, any of which may be waived in writing by TPG and the Company in their sole and absolute discretion:
6.1.1    Delivery of Closing Documents. CalSTRS shall have delivered each of the Closing Documents required to be delivered under either Section 7.2.

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6.1.2    Representations and Warranties. Each of the representations and warranties of CalSTRS set forth in Sections 5.2 shall be accurate in all material respects.
6.1.3    Agreements and Covenants. CalSTRS shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the applicable Closing Date.
6.2    Conditions Precedent to CalSTRS Obligation to Close. Provided that CalSTRS has validly exercised the Distribution Option, the obligation of CalSTRS to consummate the Distribution Transactions is subject to satisfaction, on or before the Closing Date of the following conditions, any of which may be waived in writing by CalSTRS, in the sole and absolute discretion of CalSTRS:
6.2.1    Delivery of Closing Documents. TPG and the Company shall have delivered each of the Closing Documents required to be delivered under either Section 7.3.
6.2.2    Representations and Warranties. Each of the representations and warranties of TPG and the Company set forth in Sections 5.1 and 5.3 shall be accurate in all material respects.
6.2.3    Agreements and Covenants. TPG and the Company shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the applicable Closing Date.
6.2.4    Effectiveness of CNP Third Party PSA. CalSTRS shall have entered into a CNP Third Party PSA, which shall remain in effect and be binding upon the Third Party Purchaser thereunder.
6.2.5    Satisfaction of CNP Third Party PSA Conditions. All conditions to the obligation of the Third Party Purchaser to consummate its purchase of City National Plaza under the CNP Third Party PSA shall have been satisfied or waived, as determined by CalSTRS, other than the condition that CalSTRS perform its closing obligations under the CNP Third Party PSA.
6.2.6    Closing Under CNP Third Party PSA. The closing under the CNP Third Party PSA shall be scheduled to occur immediately following (i.e., the same day as) the Closing of the Distribution Transactions hereunder.
6.2.7    Uninsured CNP Casualty. If the Estimated Costs relating to any Uninsured damage or destruction of City National Plaza exceeds the sum of Ten Million Dollars ($10,000,000) in the aggregate, then CalSTRS may at its option, to be exercised by written notice to TPG within five (5) Business Days of CalSTRS’ receipt of notice of the Estimated Costs, either (a) proceed to the Closing, or (b) terminate this Agreement in its entirety. If CalSTRS elects to terminate this

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Agreement within such five (5) Business Day period, the Deposit shall be returned to TPG and neither party shall have any further rights or obligations hereunder. CalSTRS’ failure to elect to terminate this Agreement within said five (5) Business Day period shall be deemed an election by CalSTRS to consummate the Distribution Transactions. “Estimated Costs” means the costs to repair any damage caused by an Uninsured casualty as estimated by an unaffiliated third-party contractor approved by TPG and CalSTRS (and if the parties cannot agree, TPG shall provide CalSTRS with a list of three (3) reputable licensed contractors with at least ten (10) years of experience on similar projects located in the surrounding area of the affected Company Project(s), CalSTRS shall select one of the approved contractors and such contractor shall (A) certify that the bid is an unbiased estimate of the Estimated Costs based on the then current market conditions, and (B) agree to complete the work under a fixed price contract for the amount set forth in the bid). A casualty shall be deemed “Uninsured” to the extent such casualty is not the subject of insurance coverage carried by the Company and such insurance coverage is not required to be carried under the Company Operating Agreement. All insurance proceeds received with respect to any casualty affecting City National Plaza (or the portion thereof) that is insured shall be paid to CalSTRS.
6.3    Waiver of Conditions to Closing. If any condition to proceed with the Closing hereunder set forth in this Article 6 has not been satisfied as of the Closing Date or other applicable date, then the party or parties for whom such condition exists may nevertheless proceed to Closing, notwithstanding the non-satisfaction of such condition, in which event such party or parties shall be conclusively deemed to have waived any such condition.
ARTICLE 7
CLOSING
7.1    Closing Date. Provided that CalSTRS has validly exercised the Distribution Option, the consummation of the Distribution Transactions (the “Closing”) will take place at the office of CalSTRS’ counsel in Los Angeles, California on a date designated by CalSTRS, but in no event later than 11:00 a.m. Pacific time on December 15, 2013. The date upon which Closing shall occur is referred to as the “Closing Date”. The Closing shall occur through escrow as herein provided. Neither party will take any action under the Company Operating Agreement, as a member or otherwise, that would hinder, frustrate, interfere with or inhibit the performance by TPG, the Company or CalSTRS of their respective obligations hereunder in connection with the Closing. Each of TPG and CalSTRS shall cause the Representatives of the Company Management Committee appointed by it to act in a manner that is consistent with the performance of its obligations hereunder.
7.2    CalSTRS Obligations at the Closing. At the Closing, CalSTRS shall execute and deliver the following:

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7.2.1    An Assignment of Membership Interest, in the form of Exhibit A attached hereto (the “Assignment of Membership Interest”), executed by CalSTRS or its designee, as the assignee of the CNP Equity Interests; provided however, that CalSTRS may elect, in addition, to receive a grant deed (together with a bill of sale and assignments of all tangible and intangible personal property) from the CNP Owner conveying title to City National Plaza;
7.2.2    An amendment to the Company Operating Agreement, in the form of Exhibit B attached hereto (the “Operating Agreement Amendment”);
7.2.3    A Certificate of Non-Foreign Status, in the form of Exhibit C attached hereto, executed by CalSTRS; and
7.2.4    The Preliminary Closing Statement (as defined herein).
7.3    TPG Obligations at the Closing. At the Closing, TPG shall execute and deliver the following:
7.3.1    The Assignment of Membership Interest, executed by TPG on behalf of the Company, as the assignor of the CNP Equity Interests, and, in the event CalSTRS elects to receive title to City National Plaza as set forth above, a grant deed and a bill of sale and assignments of all tangible and intangible personal property conveying such title;
7.3.2    The Operating Agreement Amendment;
7.3.3    A Certificate of Non-Foreign Status, in the form of Exhibit C attached hereto, executed by TPG on behalf of the Company;
7.3.4    A Certificate of Non-Foreign Status, in the form of Exhibit C attached hereto, executed by TPG; and
7.3.5    The Preliminary Closing Statement.
7.4    Costs and Adjustments at Closing.
7.4.1    Adjustments to TPG CNP Value. The TPG CNP Value shall be adjusted to reflect the actual closing costs and normal prorations of rent, expenses, taxes and other similar amounts that would be applicable on a hypothetical sale of City National Plaza by the Company to CalSTRS on the Closing Date, and after a reconciliation of all cash on hand and unpaid leasing costs and trade payables owed by the Company with respect to City National Plaza. With respect to City National Plaza, (i) amounts will be allocated between the Company, on one hand, as the hypothetical seller of City National Plaza, and CalSTRS, on the other hand, as the hypothetical

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purchaser of City National Plaza, and (ii) amounts allocated to the Company will be further allocated between CalSTRS and TPG based on their pro rata shares with respect to City National Plaza. The TPG CNP Value will be (x) increased by any costs or expenses so allocated to CalSTRS, and by any assets or payments so allocated to TPG, and (y) decreased by any assets or payments so allocated to CalSTRS, and by any costs or expenses so allocated to TPG. As used herein, a party’s “pro rata share” of any amount shall be (i) in the case of CalSTRS, 92.065%, and (ii) in the case of TPG, 7.9375%.
7.4.2    Apportionments. The following items shall be apportioned on an accrual basis as of 11:59 PM local time in California on the day preceding the Closing Date (the “Apportionment Date”):
7.4.2.1    subject to Section 7.4.3 below, prepaid rents, fixed rents and additional rents payable pursuant to any Leases (including, without limitation, operating expense escalation payments, real estate tax escalation payments and percentage rent, if any, payable under the Leases) (collectively, “Rents”) on the basis of the respective periods for which such Rents are payable, to be apportioned in accordance with Section 7.4.3 below;
7.4.2.2    real estate taxes, sewer rents and taxes, water rates and charges, vault charges and taxes, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against City National Plaza (collectively, “Property Taxes”), on the basis of the respective periods for which each is assessed or imposed, to be apportioned in accordance with Section 7.4.4 below;
7.4.2.3    any amounts prepaid or payable by the CNP Owner pursuant to any Contracts in effect relating to the operation of City National Plaza, to be apportioned on the basis of the period for which such amounts are to be applied under any Contracts;
7.4.2.4    all accrued interest payments related to the Existing Loans;
7.4.2.5    reserves and escrows related to the Existing Loans, including but not limited to the fair market value of any interest rate hedges or “caps,” shall be treated as part of Project Available Cash for purposes of Section 7.4.13;
7.4.2.6    operating expenses of the CNP Owner and the Company, including;
(1)    appraisal, audit, accounting, and tax return preparation fees;
(2)    personal property taxes and business, professional and occupational licensing taxes;

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(3)    all other accrued operating expenses with respect to the CNP Owner; and
7.4.2.7    such other items as are customarily apportioned in real estate closings of commercial properties in Los Angeles, California.
7.4.3    Rents. The rents and other income collected from tenants under the Leases in effect on the Apportionment Date or otherwise (including without limitation parking revenues) shall be prorated and adjusted as follows (all references to “Leases” in this Section 7.4.3 shall be deemed to refer to the Leases of space in City National Plaza in effect on the Apportionment Date):
7.4.3.1    All collected rent, and other collected income (and any applicable state or local tax on rent), which are collected on or prior to the Closing Date in respect of the month of Closing under leases in effect on the Closing Date shall be prorated as of the Closing Date, with the Company to be credited with its pro rata share of all rent and other income applicable to the period of time on or prior to the Closing Date, and CalSTRS to be credited with any rent and other income collected before the Closing Date but applicable to any period of time from and after the Closing Date. Uncollected rent and other income shall not be prorated on the Closing Date. Any rent received after the Closing but attributable to the month in which the Closing Date occurs shall be prorated in accordance with the first sentence of this Section 7.4.3.1, with the Company receiving a credit for its pro rata share of the rent and income for the period up to the Closing Date. CalSTRS shall apply rent and other income from tenants that are collected after the Closing Date first to the month in which the Closing Date occurs as provided for above, second to such amounts accruing on and after the Closing Date, and third to such amounts accruing prior to the Closing Date. After the Closing, TPG will cause the Company to not take action to collect any rent or other income owed by tenants with respect to periods prior to the Closing Date.
7.4.4    Property Taxes. Property Taxes shall be apportioned on the basis of the fiscal period for which assessed. If the Apportionment Date shall occur before an assessment is made or a tax rate is fixed for the tax period in which the Apportionment Date occurs, the apportionment of such Property Taxes based thereon shall be made as of such Apportionment Date by applying the tax rate for the preceding year to the latest assessed valuation, but the apportionment thereof shall be recalculated upon the later to occur of the Final Closing Statement or the date on which the assessment and/or tax rate for the current year are fixed. All rebates or reductions in Property Taxes received subsequent to Closing relating to periods prior to Closing, net of costs of obtaining the same, shall be prorated as of the Apportionment Date, when received. If, as of the Apportionment Date, City National Plaza or any portion thereof shall be affected by any special or general assessments which are or may become payable in installments of which any installment is then a lien and has become due and payable, such currently due and payable installment(s) shall be allocated

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to the period prior to the Apportionment Date and all installments not due and payable on the Apportionment Date shall be allocated to the period after the Apportionment Date.
7.4.5    Utilities. Charges for all electricity, steam, gas and other utility services shall be apportioned on the basis of actual current readings or, if such readings have not been made, on the basis of the most recent bills that are available. If any apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, in the Final Closing Statement, readjust such apportionment based upon the amount determined to be due upon such adjustment.
7.4.6    Rental Insurance. Any rental insurance proceeds which relate to the period prior to the Apportionment Date that are delivered to the CNP Owner after the Closing shall be allocated between CalSTRS and TPG based on their pro rata shares in City National Plaza.
7.4.7    Leasing Costs. Except as expressly otherwise provided in this Agreement, from and after the Closing Date, CalSTRS shall be solely responsible for the payment of all leasing commissions and all tenant inducement costs (including, without limitation, tenant improvement costs, design, refurbishment and other work allowances, lease buyout costs, moving allowances and concessions) arising under the Leases, whether relating to periods prior or subsequent to the Closing Date, and the Company and TPG shall not have any liability or responsibility for any such leasing commissions and tenant inducement costs; provided, however, that leasing costs for Leases that were signed prior to or as of July 1, 2013, as more particularly set forth on Schedule 7.4.7 attached hereto, will be allocated between TPG and CalSTRS based on their respective pro rata shares in City National Plaza.
7.4.8    Tenant Security Deposits. The CNP Owner will remain liable for the obligations related to tenant security deposits under the Leases, and CalSTRS will indemnify, defend and hold TPG and the Company harmless from and against all demands and claims made by tenants with respect to any security deposits and will reimburse TPG and the Company for all attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by TPG or by Company as a result of any such claims or demands by tenants.
7.4.9    Costs. Any transfer, documentary, sales, use, registration and any real property sale and transfer or gains tax, stamp tax, equity transfer tax or other similar tax (including any penalties or interest with respect thereto) or other costs (collectively, “Transfer Taxes and Costs”) imposed on the CNP Owner, the Company, TPG or CalSTRS as a result of the Distribution Transactions or the subsequent closing under the CNP Third Party PSA in the aggregate shall be borne by the Company apportioned between TPG and CalSTRS in accordance with their respective pro rata shares in City National Plaza. CalSTRS shall pay any lender fees or charges imposed in

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connection with the Existing Loans, including, without limitation, any loan assumption, prepayment or defeasance fees, costs or charges. Each of the parties hereto shall pay its own attorneys’ fees.
7.4.10    Escrow Fees. Any escrow fees incurred for the Escrow Account shall be allocated between CalSTRS and the Company, and any portion allocated to the Company shall be further allocated between CalSTRS and TPG based on their respective pro rata shares in City National Plaza.
7.4.11    Capital Contributions. The TPG CNP Value shall be increased by the amount of any capital contributions by TPG to the Company with respect to City National Plaza between the date hereof and the Closing Date.
7.4.12    Principal Reductions of Existing Loans. The TPG CNP Value shall be increased by TPG's pro rata share of the amount of any reduction in the principal balance of the Existing Loan(s) relating to City National Plaza, compared to the principal balance as of June 1, 2013.
7.4.13    Project Available Cash. If there is “Project Available Cash” (as such term is defined in the Company Operating Agreement) allocated to City National Plaza which is distributable as of the Apportionment Date pursuant to Section 6.02(a) of the Company Operating Agreement, then the TPG CNP Value shall be increased by TPG's pro rata share of such Project Available Cash allocated to City National Plaza.
7.4.14    Closing Statement. TPG, on behalf of the Company, and CalSTRS shall jointly prepare and approve a preliminary closing statement (the “Preliminary Closing Statement”) showing the adjustments and prorations provided for herein, and any amount to be added to or subtracted from the TPG CNP Value. If the parties fail to fully agree on the Preliminary Closing Statement, the Closing shall proceed on the basis of the line items in such statement that are agreed upon by the parties, with any open items (to the extent of any dispute) on such statement to be resolved as part of the resolution of the Final Closing Statement. On or before the date which is ninety (90) days following the Closing Date, TPG, on behalf of the Company, will prepare a final closing statement reasonably satisfactory to CalSTRS in form and substance (collectively, the “Final Closing Statement”) setting forth the final determination of the adjustments and prorations provided for herein and setting forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid). The net amount of any adjustment to the TPG CNP Value by reason of adjustments to the Preliminary Closing Statement as shown in the Final Closing Statement, shall be added to or subtracted from the TPG CNP Value used in the adjustment of the Percentage Interests of the members in the Company following the Closing. The adjustments, prorations and determinations agreed to by TPG or CalSTRS in the Final Closing Statement shall be conclusive and binding on the parties hereto except for any items which are not

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capable of being determined at the time the Final Closing Statement is agreed to by TPG and CalSTRS, which items shall be determined in the manner set forth in the Final Closing Statement and except for other amounts payable hereunder pursuant to provisions which survive the Closing. Prior to and following the Closing Date, each party shall provide the other with such information as the other shall reasonably request subject to any applicable confidentiality restrictions in order to make the preliminary and final adjustments and prorations provided for herein. If TPG and CalSTRS fail to agree upon a Final Closing Statement, the disputed items shall be resolved by a mutually acceptable nationally recognized independent accounting firm (the “Accounting Firm”), whose determination shall be final and binding upon the parties. The Accounting Firm shall resolve the dispute within thirty (30) days after the disputed items have been submitted to it. The costs, fees and expenses of the Accounting Firm shall be borne equally by TPG and CalSTRS.
7.4.15    Survival. The provisions of this Section 7.4 shall survive Closing.
ARTICLE 8
CITY NATIONAL PLAZA
8.1    CNP Third Party PSA. Prior to the Effective Date, and continuing after the Effective Date so long as TPG has not exercised the Redemption Option in accordance with the RL Option Agreement, in addition to, and without limitation of, its other rights under this Agreement or the Company Operating Agreement, CalSTRS has been and continues to be permitted, on its own behalf, to solicit and accept an offer for the purchase of City National Plaza from a Third Party Purchaser, to enter into or, following the distribution of the CNP Equity Interests to CalSTRS, cause City National Plaza Owner to enter into a CNP Third Party PSA, and to close the sale of City National Plaza to the Third Party Purchaser from and after the Closing. CalSTRS shall use its commercially reasonable efforts to cause all of the conditions to the Closing set forth in Sections 6.2.4, 6.2.5 and 6.2.6 to be satisfied on or before the Closing Date. Upon the Closing, the Property Management Agreement (as defined in the Company Operating Agreement) regarding City National Plaza shall terminate and final payment shall be made thereunder.
8.2    TPG Cooperation. TPG shall fully cooperate and exercise Due Care (as defined in the Operating Agreement), and shall cause the Company to fully cooperate, in good faith with CalSTRS in connection with the CNP Third Party PSA, including without limitation (i) coordinating with the Third Party Purchaser regarding its due diligence for City National Plaza, and complying with any access agreements entered into by the Third Party Purchaser (provided such diligence process shall be subject to customary confidentiality agreements so that any information provided during such diligence process, as well as the existence of such diligence process and the related discussions regarding the CNP Third Party PSA, will be strictly confidential and any consultants employed by the Third Party Purchaser will be instructed to honor such confidentiality obligations),

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(ii) seeking and coordinating tenant estoppel certificates from tenants under Leases at City National Plaza (which estoppel certificates will be addressed to Company, TPG, CalSTRS and City National Plaza Owner and any successor in interest that acquires City National Plaza), (iii) executing customary tenant estoppel certificates in connection with TPG’s leased premises in City National Plaza (provided such estoppel certificates shall be permitted to note that the TPG Lease is subject to early termination by TPG, at its sole election, at any time from and after the termination of TPG as the property manager for City National Plaza following the acquisition of City National Plaza by the Third Party Purchaser), and (iv) coordinating the consummation of the purchase and sale through the closing under the CNP Third Party PSA following the Closing, all as reasonably requested by CalSTRS in order to accomplish the orderly sale of City National Plaza upon the terms contained in the CNP Third Party PSA. So long as this Agreement is in effect, TPG and its affiliates shall have no rights to purchase City National Plaza under the Company Operating Agreement or otherwise. If CalSTRS believes that TPG has failed to perform any of its obligations under this Article 8, it shall notify TPG of such alleged default and TPG will have three (3) Business Days after such notice in which to remedy such default; if any such failure of TPG to perform its obligations under this Article 8 continues for more than three (3) Business Days after such notice of default, such failure shall constitute a material default by TPG under this Agreement, entitling CalSTRS to immediately exercise its remedies set forth in Section 9.1.
8.3    Closing Costs; Post-Closing Liabilities. Upon the closing under a CNP Third Party PSA, the costs of the seller thereunder shall be allocated in accordance with Section 7.4.9. The parties shall cooperate with respect to any Transfer Taxes and Costs and other closing costs on the Distribution Transactions and the closing of the CNP Third Party PSA, so that they are minimized to the greatest extent possible in light of the timing of the Distribution Transactions followed by the sale of City National Plaza. In addition, upon the Closing, the Company shall execute and deliver to CalSTRS such certificates or indemnities that are reasonably requested by CalSTRS that can be assigned to the Third Party Purchaser to directly undertake any post-closing liabilities of CalSTRS as seller regarding City National Plaza. TPG and CalSTRS will jointly approve such certificates and indemnities in advance of the execution of the Third Party PSA, and TPG shall not unreasonably withhold its approval thereof. If there is a breach of such certificate by the Company, the Company will reimburse CalSTRS for any liability it incurs to the Third Party Purchaser as a result of such breach (with TPG and CalSTRS each bearing their pro rata share of such liability). The Company will reserve the maximum amount of such liabilities out of Project Available Cash allocated to City National Plaza and retain such amount as a reserve to cover such liability for the duration of the survival period of such liabilities. CalSTRS shall use its commercially reasonable efforts to minimize such post-closing liabilities and, subject thereto, to sell City National Plaza on an “as is” basis.

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ARTICLE 9
REMEDIES
9.1    Remedies for Default by TPG or Company. IN THE EVENT CALSTRS HAS EXERCISED THE DISTRIBUTION OPTION, AND THE DISTRIBUTION TRANSACTIONS ARE NOT CONSUMMATED ON OR BEFORE THE CLOSING DATE, AS A RESULT OF THE FAILURE OF TPG TO SATISFY ITS OBLIGATIONS UNDER SECTION 7.3 AFTER THE SATISFACTION OF THE CONDITIONS TO SUCH CLOSING SET FORTH IN SECTION 6.1, AND IF SUCH FAILURE TO PERFORM CONTINUES FOR A PERIOD OF THREE (3) BUSINESS DAYS AFTER NOTICE THEREOF FROM CALSTRS, THEN TPG SHALL BE IN BREACH HEREOF AND THE PARTIES HERETO AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGE TO CALSTRS CAUSED BY SUCH BREACH. THE PARTIES HERETO AGREE THAT IF TPG OR THE COMPANY FAILS TO COMPLETE THE DISTRIBUTION TRANSACTIONS AS HEREIN PROVIDED (AS A RESULT OF A BREACH BY TPG OF ITS OBLIGATIONS HEREUNDER), THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF CALSTRS’ DAMAGES AND THAT CALSTRS SHALL BE ENTITLED TO SAID SUM AS LIQUIDATED DAMAGES. IN SUCH EVENT, THE ESCROW HOLDER SHALL, UPON WRITTEN DEMAND BY CALSTRS WITHOUT JOINDER OF TPG, IMMEDIATELY DELIVER THE DEPOSIT TO CALSTRS IN CASH OR OTHER IMMEDIATELY AVAILABLE FUNDS. THE FOREGOING DOES NOT LIMIT TPG’S OR THE COMPANY’S LIABILITY UNDER ANY INDEMNITY OR OTHER PROVISION OF THIS AGREEMENT WHICH BY ITS TERMS SURVIVES A TERMINATION OF THIS AGREEMENT OR IS TO BE PERFORMED AFTER CLOSING. TO SIGNIFY THEIR AWARENESS AND AGREEMENT TO BE BOUND BY THE TERMS AND PROVISIONS OF THIS SECTION 9.1, THE PARTIES HERETO HAVE SEPARATELY INITIALED THIS PARAGRAPH.
TPG INITIALS:_/s/ JAT______    COMPANY INTIALS:_/s/ JAT______
CALSTRS INITIALS:_/s/ MC______
9.2    Remedies for Default by CalSTRS. In the event CalSTRS has validly exercised the Distribution Option, and the Distribution Transactions are not consummated because of default under or breach of this Agreement on the part of CalSTRS, TPG shall be entitled, as its sole and exclusive remedies, either (a) to terminate this Agreement and receive the return of the Deposit, or (b) to enforce specific performance of this Agreement (and to recover any attorneys' fees incurred by TPG in connection with enforcing this Agreement). TPG expressly waives its rights to seek any damages (including without limitation, compensatory, punitive, consequential or special damages)

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in the event of CalSTRS’ default hereunder. TPG shall be deemed to have elected to terminate this Agreement and receive a refund of the Deposit if TPG fails to file suit for specific performance against CalSTRS in a court of competent jurisdiction on or before thirty (30) days following the date upon which Closing was scheduled to have occurred as provided herein.
ARTICLE 10
BROKERS
10.1    Broker. Upon the Closing, or alternatively upon the closing under a CNP Third Party PSA, the Company shall pay (and TPG and CalSTRS shall each bear their pro rata share of) a commission to Eastdil Secured (“Broker”) on account of City National Plaza in accordance with a separate agreement between the Company and Broker (provided that the agreement with the Broker shall provide for only one commission on City National Plaza). Other than Broker, each party hereby represents and warrants to the other parties that such party has not contacted, negotiated with or entered into any agreement with any real estate broker, agent, finder, or any party in connection with this Agreement and the transaction contemplated herein.
10.2    Indemnity. Each party shall indemnify and hold the other parties harmless from any claim, demand, cause of action, loss, liability, damage, cost, or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other parties by reason of a breach of the representation and warranty made by such party under this Article 10. Notwithstanding anything to the contrary contained in this Agreement, the indemnities set forth in this Section shall survive the Closing or earlier termination of this Agreement.
ARTICLE 11
NOTICES
11.1    Written Notice. All notices, demands and requests which may be given or which are required to be given by either party to the other party under this Agreement must be in writing.
11.2    Method of Transmittal. All notices, demands, requests or other communications required or permitted to be given hereunder must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) by hand delivery, (iii) by UPS or a similar nationally recognized overnight courier service, or (iv) by electronic mail with a confirmation copy delivered by another method set forth in this Section. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which

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is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.
11.3    Addresses. The addresses for proper notice under this Agreement are as follows:

As to TPG or the Company:
Thomas Properties Group, L.P.
515 S. Flower Street, Suite 600
Los Angeles, California 90071
Attention: James A. Thomas
(jthomas@tpgre.com)
John R. Sischo
(jsischo@tpgre.com)
Paul S. Rutter, Esq.
(prutter@tpgre.com)

with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Brian J. McCarthy, Esq.
(brian.mccarthy@skadden.com)
Jonathan L. Friedman, Esq.
(jonathan.friedman@skadden.com)

and a copy to:	Gilchrist & Rutter PC 1299 Ocean Avenue, Suite 900 Santa Monica, California 90401 Attention: Jonathan S. Gross, Esq. (jgross@gilchristrutter.com)
As to CalSTRS:
California State Teachers’ Retirement System
100 Waterfront Place, 15th Floor
West Sacramento, California 95605-2807
Attention: Don Palmieri
(dpalmieri@calstrs.com)
Jennifer J. Yamane, Esq.
(jyamane@calstrs.com)
Lamont T. King, Jr., Esq.
(lking@calstrs.com)

with a copy to:	Cox, Castle & Nicholson LLP 2049 Century Park East, 28th Floor Los Angeles, California 90067 Attention: John H. Kuhl, Esq. (jkuhl@coxcastle.com) Douglas P. Snyder, Esq. (dsnyder@coxcastle.com)

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Any party may from time to time by written notice to the other party designate a different address for notices.
ARTICLE 12
ASSIGNMENT
This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs and administrators. Notwithstanding the foregoing, none of the parties hereto may assign their right, title and interest in or to this Agreement.
ARTICLE 13
MISCELLANEOUS
13.1    Entire Agreement. This Agreement and the Distribution Agreement embodies the entire agreement between the parties with respect to the subject matter hereof and thereof and cannot be varied except by the written agreement of the parties and supersedes all prior agreements and undertakings relating to such subject matter.
13.2    Modifications. This Agreement may not be modified except by the written agreement of the parties.
13.3    Gender and Number. Words of any gender used in this Agreement will be construed to include any other gender and words in the singular number will be construed to include the plural, and vice versa, unless the context requires otherwise.
13.4    Captions. The captions used in connection with the Articles, Sections and Subsections of this Agreement are for convenience only and will not be deemed to expand or limit the meaning of the language of this Agreement.
13.5    Controlling Law. This Agreement and any actions related thereto will be construed under, governed by and enforced in accordance with the laws of the State of California (without reference to conflicts of laws principles).
13.6    Exhibits. All exhibits, attachments, schedules, annexed instruments and addenda referred to herein will be considered a part hereof for all purposes with the same force and effect as if set forth verbatim herein.

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13.7    No Rule of Construction. The parties hereto have each been represented by counsel in the negotiation and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by all parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.
13.8    Severability; Survival. In the event that any one or more of the provisions contained in this Agreement (except the provisions relating to the obligations of the parties hereto to consummate the Distribution Transactions, the invalidity of either of which shall cause this Agreement to be null and void) are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein; provided, however, that the parties hereto shall endeavor in good faith to rewrite the affected provision to make it (i) valid, and (ii) consistent with the intent of the original provision. All of the provisions of Articles 11 through 15 shall survive the Closing or the termination of this Agreement.
13.9    Time of Essence. Time is important to the parties hereto in the performance of this Agreement, and all parties have agreed that TIME IS OF THE ESSENCE with respect to any date set out in this Agreement.
13.10    Business Day. “Business Day” means any day on which business is generally transacted by banks in the State of California. If the final date of any period which is set out in any paragraph of this Agreement falls upon a day which is not a Business Day, then, and in such event, the time of such period will be extended to the next Business Day.
13.11    No Memorandum. The parties hereto agree not to record this Agreement or any memorandum hereof.
13.12    Attorneys’ Fees and Costs. In the event any party is required to resort to litigation to enforce its rights under this Agreement, the prevailing party in such litigation will be entitled to collect from the other party or parties all reasonable costs, expenses and attorneys’ fees incurred in connection with such action.
13.13    Counterparts and Expiration of Offer. This Agreement may be executed in multiple counterparts (which counterparts may be executed by electronic mail) which shall together constitute a single document. However, this Agreement shall not be effective unless and until all counterpart signatures have been obtained. An unsigned draft of this Agreement shall not be considered an offer by either party.

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13.14    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER IN CONTRACT OR IN TORT) BROUGHT BY EITHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF TPG/CALSTRS AND CALSTRS HEREUNDER, THE OWNERSHIP OF THE MEMBERSHIP INTEREST, THE EQUITY INTERESTS OR THE USE OF THE PROPERTIES, AND/OR ANY CLAIMS OF INJURY OR DAMAGE RELATED TO THE MEMBERSHIP INTEREST, THE EQUITY INTERESTS OR PROPERTIES.
13.15    Publicity and Confidentiality. The parties hereto each agree that the terms of the transactions contemplated in this Agreement, the identities of the parties, and all information made available by one party to the other or in any way relating to the other party’s interest in the transactions contemplated in this Agreement, shall be maintained in strict confidence and no disclosure of such information will be made, whether or not the transactions contemplated in this Agreement shall close, except to such attorneys, accountants, investment advisors, lenders and others as are reasonably required to evaluate and consummate the transactions contemplated in this Agreement or to enforce their rights hereunder. The parties hereto each further agree and covenant as follows:
13.15.1    The parties hereto shall not disclose or authorize the disclosure of the terms of this Agreement or any instruments, documents, or assignments delivered in connection with this Agreement or the identity of the other party to this Agreement in any public statement, news release, or other announcement or publication.
13.15.2    Nothing in this paragraph shall prevent the parties hereto from disclosing or accessing any information otherwise deemed confidential under this paragraph (i) in connection with that party’s enforcement of its rights hereunder; (ii) pursuant to any legal requirement (including without limitation the rules of the Securities and Exchange Commission), the requirement of any stock exchange, any statutory reporting requirement or any accounting or auditing disclosure requirement; (iii) in connection with performance by either party of its obligations under this Agreement (including, but not limited to, the delivery and recordation of instruments, notices or other documents required hereunder); or (iv) by CalSTRS, to the Third Party Purchaser of City National Plaza, provided such Third Party Purchaser has signed a customary form of confidentiality agreement.
13.16    Jurisdiction and Service of Process. The parties hereto agree to submit to personal jurisdiction in the State of California in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any state or federal court located

26

in Los Angeles County, California and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties by certified mail to or by personal service at the last known address of the parties, whether such address be within or without the jurisdiction of any such court. Any legal suit, action or other proceeding by one party to this Agreement against the other arising out of or relating to this Agreement shall be instituted only in a State Court of California, or the United States District Court for the Central District of California, and each party hereby waives any objections which it may now or hereafter have based on venue and/or forum non-conveniens of any such suit, action or proceeding and submits to the jurisdiction of such courts. The provisions of this Section shall survive the Closing or the termination of this Agreement.
13.17    Affiliate Exculpation. No present or future officer, director, employee, trustee, member, retirant, beneficiary, internal investment contractor or agent of CalSTRS, TPG or Company shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, member, retirant, beneficiary, internal investment contractor or agent, under or in connection with this Agreement or any other document or instrument heretofore or hereafter executed in connection with this Agreement either before or after Closing. Each of CalSTRS, TPG and Company hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this paragraph are in addition to, and not in limitation of, any limitation on liability provided for elsewhere in this Agreement or provided by law or in any other contract, agreement or instrument.
13.18    Further Assurances. The parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents as either may reasonably request from time to time, whether at or after the Closing, in furtherance of the purposes of this Agreement. The provisions of this Section shall survive the Closing.
13.19    Joint and Several Liability. The Company and TPG shall be jointly and severally liable for the faithful performance of the terms and conditions hereof, and of any other document executed in connection herewith, to be performed by the Company or TPG.
13.20    Execution of Documents by CalSTRS. The other parties hereto understand that for administrative reasons CalSTRS requires up to three (3) Business Days to sign any document after such document has been submitted for signature and an additional two (2) Business Days to deliver such document into escrow. All closing documents to be executed by CalSTRS shall be agreed to and prepared in final execution form and received by CalSTRS to allow for compliance with the foregoing schedule. In the event any of the foregoing conditions are not complied with in accordance with the foregoing schedule, the Closing Date shall be automatically extended by the

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number of days necessary to allow CalSTRS the time periods set forth above for the execution and delivery of documents and the transfer of funds.
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IN WITNESS WHEREOF, the parties have executed this Distribution Option Agreement as of the date first written above.
TPG:
THOMAS PROPERTIES GROUP, L.P., a
Maryland limited Partnership
By:    Thomas Properties Group, Inc.
a Delaware corporation
Its: General Partner
By: /s/ James A. Thomas
Name: /s/ James A. Thomas
Title: Chairman and CEO
CALSTRS:
CALIFORNIA STATE TEACHERS’
RETIREMENT SYSTEM, a public entity
By: /s/ Michelle Cunningham, CFA
Name: /s/ Michelle Cunningham, CFA
Title: Deputy Chief Investment Officer (Acting)
TPG/CALSTRS:
TPG/CALSTRS, LLC,
a Delaware limited liability company
By:    Thomas Properties Group, L.P.
Its: Managing Member
(Signatures continued on following page)

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ESCROW HOLDER:
FIRST AMERICAN TITLE INSURANCE
COMPANY,
a California corporation
By: /s/ Maurice Neri
Name: /s/ Maurice Neri
Title: AVP________________________________

(End of signatures)

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Exhibit A
ASSIGNMENT OF MEMBERSHIP INTEREST
THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this “Assignment”) is made as of ____________________, 2013, by and between TPG/CALSTRS, LLC, a Delaware limited liability company (“Assignor”) and CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“Assignee”).
RECITALS:
This Assignment is made with reference to the following facts:
A.    Assignor owns 100% of the ownership interests (the “CNP Equity Interests”) in TPGA, LLC, a Delaware limited liability company, the indirect owner of 515/555 Flower Associates, LLC, a Delaware limited liability company, which owns certain real property located at 505, 515, 525 and 555 Flower Street, together with an offsite parking structure located at 400 Flower Street, in Los Angeles, California.
C.    Pursuant to that certain Distribution Option Agreement, dated as of July ___, 2013 (the “Agreement”), by and among Assignor, Assignee and the Thomas Properties Group, L.P., Assignor has agreed to assign all of Assignor’s interest in the CNP Equity Interests (the “Assigned Interests”) to Assignee.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:
1.    Assignor hereby assigns the Assigned Interests to Assignee, free and clear of all liens and other encumbrances of any kind.
2.    This Assignment is made without any representations or warranties except as expressly set forth in the Agreement.
3.    General Provisions.
a.    Further Assurances. The parties hereto agree to take such further actions and to execute and deliver such further customary documents, agreements and instruments as may be necessary or appropriate to carry out the purposes of this Assignment.
b.    Governing Law. This Assignment and any actions related thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
c.    Effective Date. This Assignment shall become binding and effective and shall result in the assignment of the Assigned Interests on the date hereof.

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d.    Survival of Agreement. Nothing in this Assignment shall be construed to amend or modify the Agreement or any terms thereof in any manner and, notwithstanding the execution and delivery of this Assignment, the Agreement shall remain in full force and effect in accordance with its terms.
e.    Exculpation. The direct and indirect officers, directors, partners, agents, employees, members and shareholders of CalSTRS and the Company shall not be personally liable for any debts or other obligations of CalSTRS or the Company or in respect of any claims against CalSTRS or the Company arising under this Assignment, and such debts, obligations and claims shall be satisfied solely out of the assets of CalSTRS or the Company, as applicable. Neither the Company nor CalSTRS shall seek or obtain any personal judgment against any direct or indirect officer, director, partner, agent, employee, member or shareholder of CalSTRS or the Company, as applicable, with respect to any matter arising under this Assignment.
f.    Counterparts. Any number of counterparts of this Assignment may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement. Delivery of an executed counterpart of a signature page to this Assignment by electronic mail shall be as effective as delivery of a manually executed counterpart of this Assignment.
g.    Modification and Waiver. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by all parties hereto.
h.    Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
i.    Release. In consideration of the mutual agreements herein contained, except as otherwise set forth in the Agreement or this Assignment, each of the Company and CalSTRS, for itself and for each and all of its past, present, and future predecessors, successors and assigns, does hereby forever release and discharge the other, and each and all of their past, present, and future predecessors, successors, assigns, affiliates, officers, directors, employees, representatives, retirants, beneficiaries, attorneys, and all other persons from any and all claims, demands, liens, causes of action, suits, obligations, controversies, debts, costs, expenses (including reasonable attorneys’ fees), damages, judgments, and orders of whatever kind or nature, in law, equity, or otherwise, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which have existed, do presently exist, or may exist, relating to the Company or the transactions contemplated by the Agreement or this Assignment.
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IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Membership Interest to be executed and delivered as of the effective date hereinabove provided.
ASSIGNOR:
TPG/CALSTRS, LLC,
a Delaware limited liability company
By:    Thomas Properties Group, L.P.
Its: Managing Member
By:    Thomas Properties Group, Inc.
a Delaware corporation
Its: General Partner
By: ________________________
Name: ______________________
Title: _______________________
ASSIGNEE:
CALIFORNIA STATE TEACHERS’
RETIREMENT SYSTEM,
a public entity
By: __________________________________
Name: ________________________________
Title:     ________________________________

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Exhibit B

ELEVENTH AMENDMENT TO
SECOND AMENDED AND RESTATED OPERATING AGREEMENT
OF
TPG/CALSTRS, LLC
THIS ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF TPG/CALSTRS, LLC (this "Amendment"), is entered into as of _________, 2013 (the "Effective Date"), by and between CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM, a public entity ("Investor"), and THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership ("Operator").
RECITALS
A.    Investor and Operator, as the sole members of TPG/CalSTRS, LLC, a Delaware limited liability company (the "Company"), entered into that certain Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of October 13, 2004 (the "Original Agreement"), as amended by that certain First Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of June 8, 2006, that certain Second Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of May 25, 2007, that certain Third Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of February 1, 2008, that certain Fourth Amendment to Second Amended and Restated Operating Agreement dated as of November 5, 2008, that certain Fifth Amendment to Second Amended and Restated Operating Agreement dated as of October 30, 2009, that certain Amended and Restated Sixth Amendment to Second Amended and Restated Operating Agreement dated as of February 19, 2010, that certain Seventh Amendment to Second Amended and Restated Operating Agreement dated as of May 6, 2010, that certain Eighth Amendment to Second Amended and Restated Operating Agreement dated as of July 6, 2010, that certain Ninth Amendment to Second Amended and Restated Operating Agreement dated as of October 19, 2010, and that certain Tenth Amendment to Second Amended and Restated Operating Agreement dated as of August 15, 2012 (collectively with the Original Agreement, the "Agreement"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
B.    Investor, Operator and the Company have entered into that certain Distribution Option Agreement, dated as of July ___, 2013 (the "Distribution Agreement"), pursuant to which Investor has exercised its option to redeem a portion of Investor's Interest in the Company by causing the Company to distribute in kind (the "Distribution") to Investor 100% of the

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ownership interests (the "CNP Equity Interests") of the Company in TPGA, LLC, a Delaware limited liability company, which indirectly owns a Project (the "CNP Project") known as City National Plaza, which is comprised of certain real property and improvements located at 505, 515, 525 and 555 Flower Street, together with an offsite parking structure located at 400 Flower Street, Los Angeles, California.
C.    As a result of the Distribution, and pursuant to this Amendment, Investor's Percentage Interest will be decreased, and Operator's Percentage Interest will be increased, to appropriately reflect the partial redemption of Investor's Interest.
D.    Accordingly, Investor and Operator wish to further amend the Agreement as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and Operator agree as follows:
I.Adjustment of Percentage Interests. As a result of the Distribution, Investor and Operator agree to modify their Percentage Interests, effective from and after the date hereof. Accordingly, the definition of "Percentage Interests" set forth in Section 1.01 of Exhibit B to the Agreement is amended to read in its entirety as follows:
"Percentage Interest" means, unless and until adjusted pursuant to Section 4.06(a)(ii) of this Agreement, 60.03545% with respect to Investor, and 39.96455% with respect to Operator; provided, however, that if the TPG CNP Value (as defined in the Distribution Agreement) is adjusted after the date of the Distribution, as set forth in the Distribution Agreement, the Members' Percentage Interests will be revised (with effect as of the date of the Distribution) using the same methodology as was used to determine the above percentages but incorporating such adjusted TPG CNP Value, and the Agreement will be further amended to reflect such revised Percentage Interests.
II.Added Definitions. The following defined terms are hereby added to Exhibit A of the Agreement in appropriate alphabetical order:
"CNP Equity Interests" means 100% of the ownership interests in TPGA, LLC, a Delaware limited liability company.
"CNP Project" means the Project of the Company known as City National Plaza, which is comprised of certain real property and improvements located at 505, 515, 525 and 555 Flower Street, together with an offsite parking structure located at 400 Flower Street, Los Angeles, California.
"Distribution" means the distribution of the CNP Equity Interests to Investor pursuant to the Distribution Agreement.

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"Distribution Agreement" means the Distribution Option Agreement, dated as of July __, 2013, by and among Investor, Operator and the Company.
III.No Other Revisions. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement remain unmodified and in full force and effect.
IV.Representations. Each individual executing this Amendment on behalf of an entity hereby represents and warrants to the other party or parties to this Amendment that (a) such individual has been duly and validly authorized to execute and deliver this Amendment on behalf of such entity, and (b) this Amendment is and will be duly authorized, executed and delivered by such entity and are and will be legal, valid and binding obligations of such entity.
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IN WITNESS WHEREOF, Investor and Operator have executed this Amendment as of the day and year first above written.

"Investor"	CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM, a public entity
By: ______________________ Name:_________________ Its: ___________________
"Operator"	THOMAS PROPERTIES GROUP, LP., a Maryland limited partnership
By: THOMAS PROPERTIES GROUP, INC., a Delaware corporation, its General Partner
By: ______________________ James A. Thomas, CEO

[END OF SIGNATURES]

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Exhibit C
TRANSFEROR’S CERTIFICATION OF NON‑FOREIGN STATUS
PURSUANT TO
TREASURY REGULATION § 1.1445‑2(B)(2)
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform ______________________, a ___________________ (the “Transferee”), that the withholding of such tax is not required upon the transfer of that certain real property located in ____________, _______________ by ______________________, a ___________________ (the “Transferor”), pursuant to the terms of that certain Assignment of Membership Interest dated as of ______________, 2013, by and among certain parties named therein and Transferee (the “Agreement”), the undersigned hereby certifies pursuant to Section _______ of the Agreement, on the Transferor’s behalf, and not individually, as follows:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);
2.    Transferor is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);
3.    Transferor’s U.S. employer identification number is ___________; and
4.    Transferor’s office address is: ___________________________________.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.
Transferor understands that Transferee is relying on this certification in determining whether withholding is required upon said transfer.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I

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have authority to sign this certification on behalf of the Transferor as of this ____ day of __________, 2013.
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TRANSFEROR:
CALIFORNIA STATE TEACHERS’
RETIREMENT SYSTEM,
a public entity
By: _____________________________________
Name: __________________________________
Title: ___________________________________

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